                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement    / /  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    CHARLES E. SMITH RESIDENTIAL REALTY, L.P.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined)

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary proxy materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
    (3) Filing Party:

--------------------------------------------------------------------------------
    (4) Date Filed:

--------------------------------------------------------------------------------

                    CHARLES E. SMITH RESIDENTIAL REALTY INC.




To:      All Partners in Charles E. Smith Residential Realty L.P.

Date:    May 7, 2001


         We enclose a copy of a news release regarding the proposed merger of Charles E. Smith Residential Realty, Inc. and Archstone Communities Trust expected to take place near the end of the third quarter of this year. The combined entity will be known as Archstone-Smith Trust.

         We believe the merger will be equally beneficial to our partners and our stockholders. The transaction is structured to be a tax-deferred transaction for both. Until the merger occurs, you will continue to hold units in the Operating Partnership, which are exchangeable on a one-for-one basis for shares of the REIT, Charles E. Smith Residential Realty, Inc., and you will continue to receive distributions declared by the Board of Directors (currently $0.585 per unit per quarter). Under the terms of the Merger Agreement, each of your Smith units will be exchanged for 1.975 units in a Trust/operating partnership formed by Archstone-Smith Trust and will be exchangeable on a one-for-one basis for shares in the new publicly-traded REIT, Archstone-Smith Trust. Following the merger, the Trust/operating partnership will pay distributions currently expected at Archstone's current dividend level of $0.41 per unit per quarter (or based upon the merger exchange ratio of 1.975, $0.80975 per former Smith unit). As always, it is prudent to consult with your financial or tax advisors before exchanging your units for stock, since this triggers a taxable event.

         You will be entitled to vote in connection with the proposed REIT merger, and you will receive, in due course, disclosure materials which will give you all the details about the transaction, including all the information you need to know in order to cast your vote. You may access additional information about the proposed merger through our website, www.Smithreit.com.

                                      # # #

Archstone Communities Trust and Charles E. Smith Residential Realty, Inc., urge you to read the important information contained in the joint proxy statement prospectus, when it becomes available, regarding the proposed business combination transactions referenced in this press release. Registration statements related to the Archstone and Archstone-Smith securities to be issued in the merger of Smith Residential with and into Archstone-Smith and in the merger of Charles E. Smith Residential Realty L.P. with and into Archstone have not yet been filed with the Securities and Exchange Commission (SEC). You may obtain a free copy of the joint proxy statement/prospectus included as part of the registration statement, when it is available, and other documents filed by Archstone, Archstone-Smith, Smith Residential, and Smith Residential, L.P., respectively, with the SEC (including the documents incorporated by reference into the joint proxy statement/prospectus) at the SEC's web site at WWW.SEC.GOV. Shareholders of Archstone may also obtain a free copy of the joint proxy statement/prospectus and these other documents by directing a request to Archstone Communities Trust, 7670 S. Chester St., Suite 100, Englewood, CO 80112, Attention: Julie Brubaker, or by calling (800) 982-9293. Shareholders of Smith Residential and partners of Smith Residential L.P. may also obtain a free copy of the joint proxy statement/prospectus and these other documents by directing a request to Charles E. Smith Realty Inc., 2345 Crystal Drive, Arlington, VA 22202, Attention: Greg Samay, or by calling (703) 769-1069.

Pursuant to Instruction 3 of Item 4 of Schedule 14A, the participants in the solicitation include Archstone, its trustees, Smith Residential, its directors, and may include their respective executive officers. Information concerning the Archstone trustees and executive officers in Archstone and their direct and indirect interests in Archstone is contained in its proxy statement for its annual meeting of shareholders dated March 30, 2001. Information concerning the directors of Charles E. Smith and their direct and indirect interests in Smith Residential is contained in its proxy statement for its annual meeting of shareholders, dated April 13, 2001. As of the date of this communication, none of the foregoing participants beneficially owned in excess of 1% of the Smith Residential Common Shares, except Robert H. Smith (a director and executive officer) and Robert P. Kogod (a director and executive officer). As of the date of this communication, none of the foregoing participants beneficially owned in excess of 1% of Archstone Common Shares.

The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitations or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone and Smith Residential operate, managements' beliefs and assumptions made by managements. While managements of Archstone and Smith Residential believe that the assumptions underlying the forward-looking statements are reasonable, such statements are necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and beyond the control of management. As a result, forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may differ materially from what is expressed or forecasted in this press release. See "Risk Factors" in Archstone's 2000 Annual Report on Form 10K and Smith Residential's 2000 Annual Report on Form 10K, both of which are on file with the SEC, for certain factors which could affect Archstone's and Smith Residential's future financial performance.

[Archstone Communities Logo]         [Charles E. Smith Residential Realty Logo]

News Release

INVESTOR CONTACTS
   Archstone:                        Charles E. Smith:
   Charles E. Mueller, Jr.           Greg Samay
   800-982-9293  303-708-5959        703-769-1069

MEDIA CONTACTS
   Archstone:                        Charles E. Smith:
   Dana Hamilton                     Susan Boyette
   303-708-5977                      703-769-6746


ARCHSTONE COMMUNITIES AND CHARLES E. SMITH RESIDENTIAL REALTY ANNOUNCE MERGER AGREEMENT

STRATEGIC COMBINATION CREATES $9.3 BILLION APARTMENT COMPANY;

STRENGTHENS PRESENCE IN THE NATION'S MOST DESIRABLE PROTECTED MARKETS

DENVER and ARLINGTON, Va., May 4 /PRNewswire/ -- Archstone Communities (NYSE:
ASN) and Charles E. Smith Residential Realty (NYSE: SRW) today announced that they have agreed to merge, creating a company with a strong presence in the nation's most desirable protected markets. Upon completion of the transaction-which was unanimously approved by the Boards of both companies-the combined company will own 87,456 units, including 4,899 units under construction. Based on yesterday's closing prices, the combined entity would have a total market capitalization of $9.3 billion. The combined entity will operate under the name Archstone-Smith Trust, and will use the Smith Residential brand name for its high-rise portfolio; the Archstone brand name will be used for all other communities.

"The combination of Archstone and Smith Residential brings together two of the most respected brands in the apartment industry, creating a company with unmatched reach, resources and opportunity," said R. Scot Sellers, Archstone's chairman and chief executive officer. "Our complementary platforms will significantly enhance our combined long-term growth rate and allow us to extend the company's urban high-rise expertise into attractive markets, including Manhattan, Los Angeles, San Francisco and Seattle. The expansion of our high-rise portfolio will create substantial incremental value for the shareholders of both companies."

Archstone-Smith will own and operate an exceptional apartment portfolio, with more than 70% of its investments concentrated in the nation's most desirable protected markets, including the Washington, D.C. metropolitan area, Boston, Chicago, the San Francisco Bay area, Southern California, Southeast Florida and Seattle.

The total market value of the transaction is approximately $3.6 billion. For each Smith Residential share held, a shareholder will receive 1.975 shares of Archstone-Smith. The exchange ratio is not subject to change and there is no collar or minimum trading price for the shares. As part of the transaction, Archstone will convert to an UPREIT structure. The transaction is structured to qualify as a tax-free merger. Archstone-Smith's dividend will remain at Archstone's annualized level of $1.64 per share. The transaction is expected to close in September 2001, subject to the approval of shareholders of both companies, the partners of Charles E. Smith's Operating Partnership and other customary conditions.

"Long-term value in the apartment business is created through the ownership of assets in excellent locations in supply-constrained markets combined with an outstanding customer-focused operating team," said Robert H. Smith, chairman of Smith Residential. "These are the principles upon which Charles E. Smith was founded and operated successfully for over 50 years. We are very fortunate that Archstone shares our values and approach to this business. We are extremely excited about our future together and the value the new company will create for our shareholders, employees-and the residents we serve."

The combined entity will operate from corporate headquarters in Denver, with divisional offices in Arlington, Va., Irvine, Calif., and Atlanta. Upon completion of the merger, Mr. Smith, Robert P. Kogod and Ernest A. Gerardi, Jr. will join Archstone-Smith's Board of Trustees; Mr. Smith and Mr. Kogod will also serve on Archstone-Smith's Executive Committee. Mr. Sellers will serve as chairman and chief executive officer of the combined company; Mr. Smith will serve as chairman of the Charles E. Smith Division. In addition, Richard A. Banks will serve as president of the combined company's Western Division, J. Lindsay Freeman will serve as the president of the combined company's Eastern Division, and W.D. (Denny) Minami will serve as president of the combined company's Charles E. Smith Division. Charles E. Mueller, Jr. will serve as Archstone-Smith's CFO.

In light of today's announcement, Smith Residential's Board of Directors has postponed its annual meeting of shareholders, which had been scheduled for May 22, 2001. Smith Residential shareholders will be notified of the rescheduled date of the meeting.

Archstone's and Smith Residential's senior management will host a joint conference call to discuss the merger transaction today, May 4, 2001, at 11 a.m. EDT. In addition, Archstone will release its first quarter 2001 financial results before the open of market.

    For live listen-only access to the call:

    -- Conference call dial-in: Toll-free (888) 423-3280.
    -- Webcast: At www.Archstonecommunities.com. Select "Investors" and follow the instructions.

    To hear a replay of the call:

    -- Webcast replay: At www.Archstonecommunities.com. Select "Investors."
                       The call will be archived Until Monday, May 14, 2001.

    -- Conference call replay: Call toll-free (800) 475-6701 (access code
       584555). The call replay will be available beginning at 5 p.m. EDT on May 4, 2001 through May 11, 2001 at 11:59 p.m. EDT.

Archstone Communities is a leading real estate operating company focused on the operation, development, redevelopment, acquisition and long-term ownership of apartment communities in protected markets throughout the United States. With a current total market capitalization of $5.8 billion, Archstone has a strategic national presence with 194 communities representing 59,650 units, including 3,807 units in its development pipeline, as of March 31, 2001, in markets that include 31 of the nation's 50 largest metropolitan markets. Archstone's press releases are available by calling (800) 982-9293 or by visiting its web site at www.archstonecommunities.com.

Smith Residential is a leader in providing urban living solutions in selected American cities. The company is a self-managed real estate investment trust that develops, acquires, owns, leases, and manages multifamily residential rental properties. The Company is based in Arlington, Virginia, with operations in Washington, D.C., Northern Virginia, Chicago, Boston, and Southeast Florida. As of March 31, 2001, the company owned or had an interest in a portfolio of over 30,000 apartments. Total capitalization of the company, including its operating partnership, exceeds $3 billion. Investor information, including press releases about Smith Residential, is available on the Company's web site at www.charlesesmith.com and also through PR Newswire's Company News on Call by fax at 1-800-758-5804, ext. 101271, or at www.prnewswire.com.

                                   # # # #

Archstone Communities Trust and Charles E. Smith Residential Realty, Inc., urge you to read the important information contained in the joint proxy statement prospectus, when it becomes available, regarding the proposed business combination transactions referenced in this press release. Registration statements related to the Archstone and Archstone-Smith securities to be issued in the merger of Smith Residential with and into Archstone-Smith and in the merger of Charles E. Smith Residential Realty L.P. with and into Archstone have not yet been filed with the Securities and Exchange Commission (SEC). You may obtain a free copy of the joint proxy statement/prospectus included as part of the registration statement, when it is available, and other documents filed by Archstone, Archstone-Smith, Smith Residential, and Smith Residential, L.P., respectively, with the

SEC (including the documents incorporated by reference into the joint proxy statement/prospectus) at the SEC's web site at www.sec.gov. Shareholders of Archstone may also obtain a free copy of the joint proxy statement/prospectus and these other documents by directing a request to Archstone Communities Trust, 7670 S. Chester St., Suite 100, Englewood, CO 80112, Attention: Julie Brubaker, or by calling (800) 982-9293. Shareholders of Smith Residential and partners of Smith Residential L.P. may also obtain a free copy of the joint proxy statement/prospectus and these other documents by directing a request to Charles E. Smith Realty Inc., 2345 Crystal Drive, Arlington, VA 22202,
Attention: Greg Samay, or by calling (703) 769-1069.

Pursuant to Instruction 3 of Item 4 of Schedule 14A, the participants in the solicitation include Archstone, its trustees, Smith Residential, its directors, and may include their respective executive officers. Information concerning the Archstone trustees and executive officers in Archstone and their direct and indirect interests in Archstone is contained in its proxy statement for its annual meeting of shareholders dated March 30, 2001. Information concerning the directors of Charles E. Smith and their direct and indirect interests in Smith Residential is contained in its proxy statement for its annual meeting of shareholders, dated April 13, 2001. As of the date of this communication, none of the foregoing participants beneficially owned in excess of 1% of the Smith Residential Common Shares, except Robert H. Smith (a director and executive officer) and Robert P. Kogod (a director and executive officer). As of the date of this communication, none of the forgoing participants beneficially owned in excess of 1% of Archstone Common Shares.

The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitations or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone and Smith Residential operate, managements' beliefs and assumptions made by managements. While managements of Archstone and Smith Residential believe that the assumptions underlying the forward-looking statements are reasonable, such statements are necessarily subject to uncertainties and may involved certain risks, many of which are difficult to predict and beyond the control of management. As a result, forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may differ materially from what is expressed or forecasted in this press release. See "Risk Factors" in Archstone's 2000 Annual Report on Form 10K and Smith Residential's 2000 Annual Report on Form 10K, both of which are on file with the SEC, for certain factors which could affect Archstone's and Smith Residential's future financial performance.